Exhibit 10.6

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made and entered into as of this 9th day of March, 2014, by and among COLE CREDIT PROPERTY TRUST, INC., a Maryland corporation (the “Company”), and _________ (“Indemnitee”).
WHEREAS, in light of the litigation costs and risks to directors and officers resulting from their service to corporations, and the desire of the Company to attract and retain qualified individuals to serve as directors and officers, it is reasonable, prudent and necessary for the Company to indemnify and advance expenses on behalf of its directors and/or officers to the fullest extent permitted by the Maryland General Corporation Law (“MGCL”) and the charter of the Company (the “Charter”), so that they will serve or continue to serve the Company free from undue concern regarding such risks;
WHEREAS, the Company has requested that Indemnitee serve or continue to serve as a director of the Company or in other capacities;
WHEREAS, one of the conditions that Indemnitee requires in order to serve or to continue to serve as a director of the Company is that Indemnitee be so indemnified;
WHEREAS, Indemnitee does not regard the advancement or indemnification protections provided for in the bylaws of the Company (the “Bylaws”) to be adequate protection against personal liability; and
WHEREAS, the Bylaws and the MGCL permit the Company to provide additional indemnification and advancement rights to Indemnitee.
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
1.Services by Indemnitee. Indemnitee agrees to serve or to continue to serve as a director of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation the Indemnitee may have under any other agreement).

2.Indemnification - General. On the terms and subject to the conditions of this Agreement and consistent with the Charter, the Company shall, to the fullest extent permitted by law, (a) indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all losses, liabilities, judgments, fines, penalties, costs, amounts paid in settlement, Expenses (as hereinafter defined) and other amounts that Indemnitee incurs and that result from, arise in connection with or are by reason of Indemnitee’s Corporate Status (as hereinafter defined); and (b) advance Expenses to Indemnitee. Without limiting the generality of the foregoing, the Company shall not indemnify Indemnitee for any loss or liability incurred by reason of an act performed, or failed to be performed, on behalf of the Company unless Indemnitee determines, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Company. The Company shall not indemnify Indemnitee if it is established that: (a) the act or omission of Indemnitee was material to the loss or liability and was committed in bad faith or was the result of active and deliberate dishonesty; (b) Indemnitee actually received an improper personal benefit in money, property or services; (c) in the case of any criminal proceeding, Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (d) in a proceeding by or in the right of the Company, Indemnitee is adjudged in a final non-appealable judicial determination to be liable to the Company. The obligations of the Company under this Agreement (a) shall continue after such time as Indemnitee ceases to serve as a director of the Company or in any other Corporate Status, and (b) include, without limitation, claims for monetary damages against Indemnitee in respect of any actual or alleged liability or other loss of Indemnitee, to the fullest extent permitted under applicable law.

3.Proceedings Other Than Proceedings by or in the Right of the Company. If in connection with or by reason of Indemnitee’s Corporate Status, Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company to procure a judgment in its favor and in which Indemnitee is a defendant or respondent, the Company shall, to the fullest extent permitted by law, and subject to Section 2, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein.

4.Proceedings by or in the Right of the Company. If in connection with or by reason of Indemnitee’s Corporate Status, Indemnitee was, is, or is threatened to be made, a defendant or respondent to any Proceeding by or in the right of the Company to procure a judgment in the Company’s favor, the Company shall, to the fullest extent permitted by law and subject to Section 2, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein unless there is a final non-appealable judicial determination that the Indemnitee is liable to the Company.

5.Mandatory Indemnification in Case of Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding or any claim, issue or matter therein (including, without limitation, any Proceeding brought by or in the right of the Company), the Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee against all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, or settlement of any such claim prior to a final judgment by a court of competent jurisdiction with respect to such Proceeding, shall be deemed to be a successful result as to such claim, issue or matter.

6.Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by the Company for some or a portion of the Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with a Proceeding or any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee to the fullest extent to which Indemnitee is entitled to such indemnification.

7.Indemnification for Additional Expenses Incurred to Secure Recovery or as Witness.

(a)    The Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, shall advance on an as-incurred basis (as provided in Section 8 of this Agreement) such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action or proceeding or part thereof brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement, any other agreement, the Charter or the Bylaws, or (ii) recovery under any director and officer liability insurance policies maintained by the Company.
(b)    To the extent that, by virtue of Indemnitee’s Corporate Status, Indemnitee is a witness (or is forced or asked to respond to discovery requests) in any Proceeding to which Indemnitee is not a party, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and the Company will advance on an as-incurred basis (as provided in Section 8 of this Agreement), all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection therewith.
8.    Advancement of Expenses. The Company shall, to the fullest extent permitted by law, pay or reimburse on a current and as-incurred basis all Expenses incurred by Indemnitee in connection with any Proceeding arising from, in consequence of or relating to Indemnitee’s Corporate Status. Such Expenses shall be paid or reimbursed in advance of the final disposition of such Proceeding, without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses and without regard to whether an Adverse Determination (as hereinafter defined) has been or may be made, except as contemplated by the last sentence of Section 9(f) of this Agreement. Upon submission of a request for advancement of Expenses pursuant to Section 9(c) of this Agreement, Indemnitee shall be entitled to advancement of Expenses as provided in this Section 8, and such advancement of Expenses shall continue until such time (if any) as there is a final, non-appealable judicial determination that Indemnitee is not entitled to indemnification. Indemnitee shall repay such amounts advanced if and to the extent that it shall ultimately be determined in a decision by a court of competent jurisdiction from which no appeal can be taken that Indemnitee is not entitled to be indemnified by the Company for such Expenses. Such repayment obligation shall be unsecured and shall not bear interest. To the extent required by law that cannot be waived by the Company, the Indemnitee shall provide the Company with (1) a written affirmation of Indemnitee’s good faith belief that Indemnitee has met the standard of conduct necessary for indemnification by the Company as authorized by this Agreement, and (2) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined in a decision by a court of competent jurisdiction from which no appeal can be taken that the Indemnitee is not entitled to be indemnified by the Company for such Expenses. The Company shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment.
9.    Indemnification Procedures.
(a)    Notice of Proceeding. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses hereunder. Any failure by Indemnitee to notify the Company will relieve the Company of its advancement or indemnification obligations under this Agreement only to the extent the Company can establish that such omission to notify resulted in actual and material prejudice to it which cannot be reversed or otherwise eliminated without any material negative effect on the Company, and the omission to notify the Company will, in any event, not relieve the Company from any liability which it may have to indemnify Indemnitee otherwise than under this Agreement. If, at the time of receipt of any such notice, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.
(b)    Defense; Settlement. Indemnitee shall have the sole right and obligation to control the defense or conduct of any claim or Proceeding with respect to Indemnitee. The Company shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee or which potentially or actually imposes any cost, liability, exposure or burden on Indemnitee unless (i) such settlement solely involves the payment of money or performance of any obligation by persons other than Indemnitee and includes an unconditional release of Indemnitee by all relevant parties from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters and (ii) the Company has fully indemnified the Indemnitee with respect to, and held Indemnitee harmless from and against, all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, unless such settlement solely involves the payment of money or performance of any obligation by persons other than the Company and includes an unconditional release of the Company by any party to such Proceeding other than the Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that the Company denies all wrongdoing in connection with such matters.

(c)    Request for Advancement; Request for Indemnification.
(i)    To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the Company a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company and reasonably available to Indemnitee, and, only to the extent required by applicable law which cannot be waived, a written affirmation of the Indemnitee’s good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by this Agreement and an unsecured written undertaking to repay amounts advanced. The Company shall make advance payment or reimbursement of Expenses to Indemnitee no later than fifteen (15) business days after receipt of the written request for advancement (and each subsequent request for advancement) by Indemnitee. If, at the time of receipt of any such written request for advancement of Expenses, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies. The Company shall thereafter keep such director and officer insurers informed of the status of the Proceeding or other claim and take such other actions, as reasonably appropriate to secure coverage of Indemnitee for such claim.
(ii)    To obtain indemnification under this Agreement, Indemnitee may submit a written request for indemnification hereunder. The time at which Indemnitee submits a written request for indemnification shall be determined by the Indemnitee in the Indemnitee's sole discretion. Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification), a Determination (as hereinafter defined) shall thereafter be made, as provided in and only to the extent required by Section 9(d) of this Agreement. In no event shall a Determination be made, or required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to Section 8 and Section 9(c)(i) of this Agreement. If, at the time of receipt of any such request for indemnification, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers and take such other actions as reasonably necessary or appropriate to secure coverage of Indemnitee for such claim in accordance with the procedures and requirements of such policies.
(d)    Determination. The Company agrees that Indemnitee shall be indemnified to the fullest extent permitted by law and Charter and that no Determination shall be required in connection with such indemnification unless specifically required by applicable law which cannot be waived or by the Charter. In no event shall a Determination be required in connection with indemnification for Expenses pursuant to Section 7 of this Agreement or Expenses incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise. Any decision that a Determination is required by law or Charter in connection with any other indemnification of Indemnitee shall be made within sixty (60) days after receipt of Indemnitee’s written request for indemnification pursuant to Section 9(c)(ii). A Determination shall be made either (i) by the Disinterested Directors (as hereinafter defined), if any, so long as Indemnitee does not request that such Determination be made by Independent Counsel (as hereinafter defined), or (ii) if there are no Disinterested Directors, or if so requested by Indemnitee, in Indemnitee’s sole discretion, by Independent Counsel in a written opinion to the Company and Indemnitee. If a Determination is made that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within fifteen (15) business days after such Determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such Determination. Any Expenses incurred by Indemnitee in so cooperating with the Disinterested Directors or Independent Counsel, as the case may be, making such determination shall be advanced and borne by the Company (irrespective of the Determination as to Indemnitee’s entitlement to indemnification) and the Company is liable to indemnify and hold Indemnitee harmless therefrom. If the person, persons or entity empowered or selected under Section 9(d) of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional sixty (60) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 9(d) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(e).
(e)    Independent Counsel. In the event Indemnitee requests that the Determination be made by Independent Counsel pursuant to Section 9(d) of this Agreement, the Independent Counsel shall be selected as provided in this Section 9(e). The Independent Counsel shall be selected by the Board of Directors. The Board of Directors shall make such selection on behalf of the Company, subject to the remaining provisions of this Section 9(e), and the Company shall give written notice to the Indemnitee, advising the Indemnitee of the identity of the Independent Counsel so selected. The Indemnitee may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 15 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within ten (10) days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(c)(ii) of this Agreement and after a request for the appointment of Independent Counsel has been made, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(d) of this Agreement. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(f) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). Any expenses incurred by or in connection with the appointment of Independent Counsel shall be borne by the Company (irrespective of the Determination of Indemnitee's entitlement to indemnification) and not by Indemnitee.
(f)    Consequences of Determination; Remedies of Indemnitee. The Company shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason the Company does not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the Company to make such payments or advances (and the Company shall have the right to defend its position in such Proceeding and to appeal any adverse judgment in such Proceeding). Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding and to have such Expenses advanced by the Company in accordance with Section 8 of this Agreement. If Indemnitee fails to challenge an Adverse Determination within sixty (60) business days, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, the Company shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement.
(g)    Presumptions; Burden and Standard of Proof. The parties intend and agree that, to the extent permitted by law, in connection with any Determination with respect to Indemnitee’s entitlement to indemnification hereunder by any person, including a court:
(i)    it will be presumed that Indemnitee is entitled to indemnification under this Agreement (notwithstanding any Adverse Determination), and the Company or any other person or entity challenging such right will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption;
(ii)    the termination of any action, suit or proceeding by judgment, order or settlement, shall not, of itself, create a presumption that Indemnitee did not meet the standard of conduct that would permit indemnification;
(iii)    Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors of the Company, or on the advice of legal counsel or other advisors (including financial advisors and accountants) for the Company or on information or records given in reports made to the Company by an independent certified public accountant or by an appraiser or other expert or advisor selected by the Company; and
(iv)    the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder.
The provisions of this Section 9(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
10.    Remedies of Indemnitee.
(a)    Subject to Section 10(e), in the event that (i) a determination is made pursuant to Section 9(d) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9(c) of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(d) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6 or 7 of this Agreement within fifteen (15) business days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 7 of this Agreement is not made within fifteen (15) business days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
(b)    In the event that a determination shall have been made pursuant to Section 9(d) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, in which (i) Indemnitee shall not be prejudiced by reason of that adverse determination, and (ii) the Company shall bear the burden of establishing that Indemnitee is not entitled to indemnification.
(c)    If a determination shall have been made pursuant to Section 9(d) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d)    The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
(e)    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.
11.    Insurance; Other Rights of Recovery, etc.
(a)    The Company, or its affiliates, shall purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better. The Company shall continue to provide such insurance coverage to Indemnitee and such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Company. If the Company has such insurance in effect at the time it receives from Indemnitee any notice of the commencement of an action, suit, proceeding or other claim, the Company shall give prompt notice of the commencement of such action, suit, proceeding or other claim to the insurers and take such other actions in accordance with the procedures set forth in the policy as required or appropriate to secure coverage of Indemnitee for such action, suit, proceeding or other claim. The Company shall thereafter take all reasonably necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding or other claim in accordance with the terms of such policy. In the event of a Change of Control, the Company shall purchase a directors and officers “Tail” insurance policy or policies to provide coverage to the Company’s directors and officers for a period of six (6) years after such Change in Control, but only with respect to coverage for claims arising from wrongful acts, errors or omissions occurring before such Change in Control. In the event of any public listing of the Company’s stock, the Company shall purchase and provide Indemnitee insurance with coverage and policy terms consistent with market insurance coverage for directors and officers of publically listed real estate investment trusts. If at any time, and only as permitted by this Agreement, the Company does not purchase or renew insurance providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status, or arising out of Indemnitee’s status as such, the Company shall notify Indemnitee within ten (10) days from the date of the Company’s determination not to renew or purchase such coverage, but in no event later than ten (10) days prior to the expiration of such coverage, and the Company shall, if so requested by Indemnitee, in Indemnitee’s sole discretion, purchase a directors and officers “Tail” insurance policy or policies to provide Indemnitee coverage for a period of six (6) years after the expiration of such policy, but only with respect to coverage for claims arising from wrongful acts, errors or omissions occurring before such expiration.
(b)    The rights to indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time, whenever conferred or arising, be entitled under applicable law, under the Charter or Bylaws, or under any other agreement, vote of stockholders or resolution of directors of the Company, or otherwise. Indemnitee’s rights under this Agreement are present contractual rights that fully vest upon Indemnitee’s first service as a director or an officer of the Company.
(c)    No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Maryland Code (or other applicable law), whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Charter or Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

12.    Employment Rights; Successors.
(a)    This Agreement shall not be deemed an employment contract between the Company and Indemnitee. This Agreement shall continue in force as provided above after Indemnitee has ceased to serve as a director and/or an officer of the Company or any other Corporate Status.
(b)    This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. If the Company or any of its respective successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Company shall assume all of the obligations set forth in this Agreement.
13.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
14.    Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement and except as provided in Section 7(a) of this Agreement or as may otherwise be agreed by the Company, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee (other than a Proceeding by Indemnitee (i) by way of defense or counterclaim or other similar portion of a Proceeding, (ii) to enforce Indemnitee’s rights under this Agreement or (iii) to enforce any other rights of Indemnitee to indemnification, advancement or contribution from the Company under any other contract, Bylaws or Charter or under statute or other law, including any rights under Section 2-418 of the Maryland Corporation Law), unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors.
15.    Definitions. For purposes of this Agreement:
(a)    “Board of Directors” means the board of directors of the Company.
(b)    “Change of Control ” means, with respect to the Company, the occurrence of one or more of the following events: (i) a merger (including a triangular merger), consolidation or other combination with or into another person (other than in connection with a change in the Company’s state of incorporation or organizational form) where the stockholders of the Company immediately prior to such merger, consolidation or other combination, would not, immediately after the merger, consolidation or other combination, beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, shares representing in the aggregate more than 50% of the voting shares of the person issuing cash or securities in such merger, consolidation or other combination (or of its ultimate parent corporation, if any) or (ii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets (in one transaction or a series of related transactions) of the Company.
(c)    “Corporate Status” describes the status of a person by reason of such person’s past, present or future service as a director, officer, employee, fiduciary, trustee, or agent of the Company or such person’s service, at the request of the Company and while a director of the Company, as a director, officer, fiduciary, trustee or agent of another entity.

(d)     “Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”). An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.
(e)    “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee and does not otherwise have an interest materially adverse to any interest of Indemnitee.
(f)    “Expenses” shall mean all direct and indirect costs, fees and expenses of any type or nature whatsoever and shall specifically include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees and costs, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding, including, but not limited to, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, and shall also specifically include, without limitation, all reasonable attorneys’ fees and all other expenses incurred by or on behalf of Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, contribution or any other right provided by this Agreement. Expenses, however, shall not include amounts of judgments or fines against Indemnitee.
(g)     “Independent Counsel” means, at any time, any law firm, or a member of a law firm, that (a) is experienced in matters of corporation law and (b) is not, at such time, or has not been in the five years prior to such time, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnities under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto and to be jointly and severally liable therefor.
(h)     “Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (formal or informal), inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as director, officer, employee, fiduciary, trustee or agent of the Company (in each case whether or not Indemnitee is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement). If Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.
16.    Construction. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include (as appropriate) the masculine, feminine and neuter genders.

17.    Reliance. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.
18.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in a writing identified as such by all of the parties hereto. Except as otherwise expressly provided herein, the rights of a party hereunder may be waived only with the written consent of such party, and no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
19.    Notice Mechanics. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
If to Indemnitee to:
with a copy to:

If to the Company, to:
with a copy to:

or to such other address as may have been furnished (in the manner prescribed above) as follows: (a) in the case of a change in address for notices to Indemnitee, furnished by Indemnitee to the Company and (b) in the case of a change in address for notices to the Company, furnished by the Company to Indemnitee.
20.    Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for reasonably incurred Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and their other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
21.    Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement and the legal relations among the parties shall, to the fullest extent permitted by law, be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the state courts of Maryland or federal court sitting in Maryland, in either case sitting in Baltimore County (together, the “Maryland Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Maryland Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Maryland Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Maryland Court has been brought in an improper or otherwise inconvenient forum.

22.    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
23.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Company:	COLE CREDIT PROPERTY TRUST, INC.

By:___________________________________ Name: Title:

Indemnitee:	______________________________________ Name: